UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                           JANUARY 18, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                          905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 10, 2005, the board of directors of the Registrant appointed Mr. Richard D. McCormick and Mr. Harry J. Pearce directors of the Registrant, effective immediately after the filing with the United States Securities and Exchange Commission of the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2003 (NNL Form 10-K). In addition, on January 17, 2005, the boards of directors of the Registrant and Nortel Networks Corporation (NNC), appointed Messrs. McCormick and Pearce to the joint leadership resources committee of the Registrant and NNC, effective immediately after the filing of the NNL Form 10-K. As a result of the filing of the NNL Form 10-K, the appointment of Messrs. McCormick and Pearce as directors of the Registrant and as members of the joint leadership resources committee of the Registrant and NNC became effective on January 18, 2005.

NNC owns all of the Registrant’s common shares and the Registrant is NNC’s principal direct operating subsidiary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant General Counsel — Securities and Corporate Secretary

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated:   January 20, 2005